Exhibit 5

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601	March 8, 2012	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Progress Energy, Inc.

410 South Wilmington Street

Raleigh, North Carolina 27601

Re:	Progress Energy, Inc. / Registration Statement on Form S-3 (No. 333-179835)

Ladies and Gentlemen:

We have acted as counsel to Progress Energy, Inc., a North Carolina corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on March 1, 2012 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the proposed registration and issuance of up to $450,000,000 aggregate principal amount of the Company’s 3.15% Senior Notes due 2022 (the “Senior Notes”). The Senior Notes will be issued by the Company pursuant to the Indenture (for Debt Securities) dated as of February 15, 2001, between the Company and The Bank of New York Mellon Trust Company, National Association, as successor trustee, as heretofore supplemented and amended and as further supplemented and amended by an officer’s certificate dated as of the date hereof (the “Indenture”). This opinion is furnished to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed necessary to render the opinion contained herein. The documents reviewed included, among others:

i.	the Registration Statement;

ii.	the Indenture;

iii.	a copy of the Articles of Incorporation of the Company, certified by the Secretary of State of the State of North Carolina on February 24, 2012, as being a true copy;

iv.	a copy of the Bylaws of the Company, certified as of the date hereof by an officer of the Company; and

v.	a copy of resolutions dated July 13, 2011, adopted by the Board of Directors of the Company, and a copy of resolutions dated March 5, 2012, adopted by the Securities Pricing Committee of the Company, each certified as of the date hereof by an officer of the Company.

Progress Energy, Inc.

March 8, 2012

In connection with our opinion expressed below, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. Where we have considered it appropriate, with respect to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon (i) certificates or other comparable documents of public officials and (ii) certificates of officers or other appropriate representatives of the Company. In addition, we have also examined originals or copies, certified to our satisfaction, of documents and agreements listed in certificates signed by duly authorized officers of the Company dated as of the date hereof.

We have further assumed that the Senior Notes are governed exclusively by the internal, substantive laws and judicial interpretations of the State of New York.

To the extent that obligations of the Company may be dependent upon such matters, we have relied solely upon a certificate regarding the Company from the North Carolina Secretary of State, dated as of March 5, 2012, as to the conclusion that the Company is a corporation and is in good standing. In addition, in rendering the opinions set forth herein, we have relied upon the opinion of Dewey & LeBoeuf LLP, a copy of which is attached as Annex I hereto, including the qualifications, assumptions, and limitations contained therein, with respect to matters of New York law. Except to the extent of such reliance, the opinion set forth herein is limited to matters governed by North Carolina law. We express no opinion as to the laws of any other jurisdiction. This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinion letters of this kind.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that, when the Senior Notes have been duly executed by the Company, authenticated in accordance with the Indenture and delivered against payment therefor, the Senior Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion expressed above is subject to the following assumptions, qualifications and limitations:

(A) Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally.

Progress Energy, Inc.

March 8, 2012

(B) Our opinion is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

*        *        *         *        *

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated pursuant thereto.

Our opinion herein is expressed as of the date hereof, and we undertake no obligation to advise you of changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Very truly yours,

/s/ SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.

Annex I

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092
T +1 212 259-8000
F +1 212 259-6333

March 8, 2012

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Wells Fargo Capital Center

150 Fayetteville Street

Suite 2300

Raleigh, North Carolina

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-179835) (the “Registration Statement”) relating to $450,000,000 aggregate principal amount of 3.15% Senior Notes due 2022 (the “Senior Notes”) issued by Progress Energy, Inc., a North Carolina corporation (the “Company”). The Senior Notes will be issued pursuant to the Indenture dated as of February 15, 2001 between the Company and The Bank of New York Mellon Trust Company, National Association (successor to Bank One Trust Company, N.A.), as trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented and amended by an officer’s certificate dated as of March 8, 2012 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee and that the validity, legality and enforceability of the Senior Notes are governed exclusively by the internal, substantive laws and judicial interpretations of the State of New York.

Dewey & LeBoeuf LLP is a New York limited liability partnership.

NEW YORK | LONDON | WASHINGTON, DC | ABU DHABI | ALBANY | ALMATY | BEIJING | BOSTON | BRUSSELS

CHICAGO | DOHA | DUBAI | FRANKFURT | HONG KONG | HOUSTON | JOHANNESBURG (PTY ) LTD. | LOS ANGELES

MADRID | MILAN | MOSCOW | PARIS | RIYADH AFFILIATED OFFICE | ROME | SAN FRANCISCO | SILICON VALLEY | WARSAW

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Senior Notes are valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

We do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Dewey & LeBoeuf LLP